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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (numbers 2-76847, 2-81536, 33-26099, 33-30821 and 33-48165), Form S-3 (numbers 2-91309, 33-47832 and 33-59562) and Form S-4 (number 33-50563) of Dresser Industries, Inc. of our report dated December 9, 1993 appearing on page 22 of the Dresser Industries Inc. Annual Report on Form 10-K and of our report dated November 12, 1992 relating to the financial statements of Dresser-Rand Company as of September 30, 1992 and 1991 and for the two years in the period ended September 30, 1992 appearing on page 3 of the 1992 consolidated financial statements of
Dresser-Rand Company included in this Form 10-K.   We also consent to the
incorporation by reference of our report on the Financial Statement Schedules of Dresser-Rand Company, which appears on page 87 of this Form 10-K.


/s/ Price Waterhouse

PRICE WATERHOUSE

Dallas, Texas
January 25, 1994